EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of WNC Housing Tax Credit Fund IV, L.P., Series 1 (the "Partnership") for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Thomas J. Riha, Chief Financial Officer of WNC & Associates, Inc., general partner of the General Partner of the Partnership, hereby certify that:

               1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


/s/THOMAS J. RIHA
-----------------
Thomas J. Riha
Vice President - Chief Financial Officer of WNC & Associates, Inc.
Date: August 19, 2003